




Security Information








Security Purchased
Comparison Security
Comparison Security
Cusip
16939P106
45665Q103
78648T100
Issuer
CHINA LIFE INSURANCE COMPANY
LIMITED
INFINITY PROPERTY & CASUALTY
SAFETY INSURANCE GROUP INC
Underwriters
China International, Citigroup, CSFB, DBSI,
Lehman
CSFB, Merrill, UBS, BoA, Bear Stearns, Morgan
Keegan
CSFB, Jefferies
Years of continuous operation, including predecessors
> 3 years
> 3 years
> 3 years
Security
LFC
IPCC
SAFT
Is the affiliate a manager or co-manager of offering?
Joint Lead
N/A
N/A
Name of underwriter or dealer from which purchased
CSFB
N/A
N/A
Firm commitment underwriting?
Yes
Yes
Yes
Trade date/Date of Offering
12/12/2003
12/11/2003
11/21/2002
Total dollar amount of offering sold to QIBs
 $                                               2,600,000,000
 $                                                 239,440,000
 $                                                   72,000,000
Total dollar amount of any concurrent public offering
 $                                                                -
 $                                                                -
 $                                                                -
Total
 $                                               2,600,000,000
 $                                                 239,440,000
 $                                                   72,000,000
Public offering price
 $                                                           18.68
 $                                                           30.50
 $                                                           12.00
Price paid if other than public offering price
 N/A
 N/A
 N/A
Underwriting spread or commission
0.13%
1.96%
0.17%
Rating
N/A
N/A
N/A
Current yield
N/A
N/A
N/A








Fund Specific Information








Board
Total Share Amount
Purchased
$ Amount of Purchase
% of Offering
Purchased by the
Fund
Security Performance
Fund Performance
Measurement Date*
Boston Funds







Scudder Emerging Markets Growth Fund
Boston
 $                       9,800
 $                   183,064
0.01%
81.86%
4.28%
12/31/2003
Scudder Global Fund
Boston
 $                     71,500
 $                 1,335,620
0.05%
81.86%
4.40%
12/31/2003
Scudder Pacific Opportunities Fund
Boston
 $                       7,400
 $                   138,232
0.01%
81.86%
3.58%
12/31/2003
Closed End Funds







Scudder New Asia Fund
Closed End
 $                     10,000
 $                   186,800
0.01%
81.86%
5.03%
12/31/2003
New York Fund







Scudder International Equity Fund
New York
 $                     51,000
 $                   952,680
0.04%
81.86%
5.18%
12/31/2003
Scudder International Select Equity Fund
New York
 $                     86,000
 $                 1,606,480
0.06%
81.86%
4.49%
12/31/2003
Total

 $                   235,700
 $                 4,402,876
0.17%




